Exhibit 32.2

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Extensions, Inc. (the “Company”) on Form 10-Qfor the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, BB Tuley, the chief financial officer of the company hereby certify as of the date hereof, solely for purposes of 18 U.S.C.  Section 1350,  as adopted  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002,  that, to the best of my knowledge:

(i)
the Quarterly Report on Form 10-Q of the Company for the three months  ended March 31, 2008, as filed with the Securities and Exchange  Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 24, 2008

/s/ BB Tuley

BB Tuley
Principal Financial Officer